Exhibit 99.1

TransDigm to Acquire McKechnie Aerospace Holdings Inc.

Cleveland, September 27, 2010/PRNewswire-FirstCall/ — TransDigm Group Incorporated (NYSE: TDG) announced today a definitive agreement to purchase McKechnie Aerospace Holdings Inc. (“McKechnie”), a privately-owned supplier of innovative aerospace products, controlled by JLL Partners, for a total purchase price on a cash free, debt free basis of approximately $1.27 billion in cash. TransDigm expects to finance the acquisition primarily through a combination of senior and subordinated debt.

McKechnie calendar year 2010 revenues are anticipated to be modestly above $300 million with EBITDA margins ranging from the low to mid 30% of revenues. The business consists of seven major operating units that primarily sell to the worldwide commercial aerospace markets. Approximately two-thirds of the revenues are sold to the commercial transport OEM and aftermarkets; about 15% to the business and regional jet OEM and aftermarkets, and about 15% to the defense segment. Aftermarket revenues account for roughly 40% of the total with the balance sold primarily to the worldwide aerospace OEM markets. Less than 15% of the revenues are to the military markets. The company employs about 1,500 employees in its various locations.

McKechnie has major platform positions in both the OEM and aftermarket on the full range of currently produced Boeing and Airbus aircraft as well as a many regional and business turbine aircraft. The company also has significant content on the new Boeing 787, Airbus A380 and A350.

McKechnie’s two largest operating units are Hartwell, based in Los Angeles, California, and Electromech/Welco, based in Wichita, Kansas. These two units account for approximately 60% of the anticipated calendar year 2010 revenue and a significantly higher percentage of the total company profits. Hartwell is a leader in the design and manufacture of proprietary external aerospace latches and connecting devices. Electromech/Welco is a major supplier of proprietary aerospace motors, blowers, valves and actuators.

McKechnie’s Tyee business unit, located in Seattle, Washington, and TAC business unit, located in Belgium, are leaders in proprietary connecting rods and also supply certain mechanical controls to both Boeing and Airbus. When combined, these two units make up approximately 20% of the anticipated calendar year 2010 revenues. Additionally, the specialized fastener group consisting of Linread, located in the United Kingdom, and Valley Todeco, located in Sylmar, California, makes up approximately 20% of the anticipated calendar year 2010 revenues.

We anticipate that the acquisition will be primarily financed through some combination of senior and subordinated debt. We have obtained commitments for the full amount of financing to execute this transaction. This will bring the total debt to approximately $3 billion. As the

Company has said consistently in the past, we view our capital structure as an integral part of our value creation strategy. Absent any additional acquisitions or other capital market actions, TransDigm should begin to de-lever relatively quickly. With respect to future availability, we anticipate that immediately after the completion of this transaction, we will have over $400 million of cash and undrawn revolver and under certain circumstances additional availability under our current credit agreement. In addition, we have the capability to consistently generate cash well in excess of our operating and debt service needs.

“This is the first sizable acquisition opportunity that we have seen in the last 3 or 4 years that meets our stringent strategic, operational and value-creation criteria,” stated W. Nicholas Howley, TransDigm’s Chairman and Chief Executive Officer. “We are excited about McKechnie’s wide range of complementary products and business strategy. McKechnie fits well with our consistent focus on proprietary aerospace components with broad platform positions and significant aftermarket content. The substantial majority of McKechnie’s revenue comes from proprietary products and the company has a significant and growing aftermarket. They have continually invested in new platforms and are well positioned for growth as the commercial aerospace markets continue to recover from the recent down cycle and the new platforms begin to ramp up.”

“These are well run businesses, with operating margins well above industry averages,” continued Mr. Howley, “However, consistent with our past acquisition history, we expect to see margin improvements as we integrate the McKechnie businesses into our culture and management processes. We expect to realize cost savings relatively quickly in corporate overhead, and then more gradually improve the margins as we implement TransDigm’s value drivers throughout the organization. On a full year basis, we expect the McKechnie business to achieve meaningful growth in TransDigm’s FY 2011 in both Revenues and EBITDA. EPS and EPS (as adjusted) results in 2011 will be impacted by the timing of the close, purchase price accounting, and the final financing details.”

The acquisition, which is expected to close before the end of the calendar year, is subject to regulatory approvals and customary closing conditions.

Paul Levy, Managing Director and founder of JLL commented, “Having worked with great management to help grow McKechnie over the last several years, we are now delivering a superior company with superb margins to a leading strategic acquiror. In addition to being a successful transaction for our investors, we are proud to have TransDigm recognize McKechnie as a high-quality industry participant. Helping companies become industry leaders has been a key part of JLL’s success over the past 20 years.”

“I am very pleased that TransDigm is acquiring the McKechnie Aerospace companies,” stated Tariq M. Jesrai, Chief Executive Officer of McKechnie. “The combination of TransDigm with the McKechnie companies will further add value to our mutual customers and provide stability for the employees. JLL Partners and Morgan Stanley have been exemplary partners with management in providing the environment where McKechnie Aerospace companies invested wisely in capital projects and new platforms resulting in strong growth in sales, profit and cash. This venture is a good example of how Private Equity can positively impact a company’s performance by partnering with good management and sharing in the success.”

Credit Suisse and UBS Investment Bank acted as financial advisors to TransDigm in the transaction and Baker & Hostetler LLP acted as TransDigm’s lead legal counsel. JLL and McKechnie engaged Morgan Stanley as their lead financial advisor along with Jefferies & Company. Morgan Stanley Capital Partners was a minority investor in McKechnie. Skadden, Arps, Slate, Meagher & Flom, LLP acted as legal counsel for JLL and McKechnie.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/ electromechanical actuators and controls, ignition systems and components, gear pumps, specialized valves, engineered connectors, power conditioning devices, specialized fluorescent lighting, specialized AC/DC electric motors, aircraft audio systems, engineered latches and cockpit security devices, lavatory hardware and components, hold open rods and locking devices, specialized cockpit displays, elastomers, NiCad batteries/chargers, and starter generators and related components.

Forward-Looking Statements

Statements in this press release which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to expectations of McKechnie’s future performance, profitability, growth and earnings; expectations of the Company’s earnings per share and the financial impact of the transaction; the financing of the transaction; and the timing of the transaction. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, the acquired business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results or the benefits of the proposed acquisition to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company. These risks and uncertainties include, but are not limited to, closing conditions to the transaction may not be achieved, McKechnie’s actual financial results for the year ended December 31, 2010 may differ from expected results, the Company may have difficulty obtaining required approvals, the Company may have difficulty implementing its strategic value drivers, and the Company may be impacted by the effects of general economic and industry conditions. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking information contained in this press release.

Contact:	Jonathan D. Crandall
Investor Relations
(216) 706-2945
ir@transdigm.com

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